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                                                                     EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-29389, 333-06313, 333-06321, 333-06375, 333-24253
and 333-31007) of Johns Manville Corporation of our report dated January 28, 2000 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 28, 2000 relating to the financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Denver, CO
March 29, 2000